Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-7328) of Rio Tinto plc of our report dated June 26, 2009 relating to the financial statements and supplemental schedule of the U.S. Borax 401(k) Savings Plan for Hourly Employees, which appears in this Annual Report on Form 11-K.

/s/ Tanner LC

Salt Lake City, Utah
June 26, 2009